                                AMENDED AND RESTATED

                                     AGREEMENT


                            Dated as of October 30, 1998


                                      between


                           DIGITAL MICROWAVE CORPORATION


                                        and


                           BANK OF AMERICA NATIONAL TRUST

                              AND SAVINGS ASSOCIATION

                                TABLE OF CONTENTS

SECTION                                                                    PAGE
ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .1

1.01   Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . .1
1.02   Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . .6

ARTICLE II     THE LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . .6

2.01   Existing Letters of Credit. . . . . . . . . . . . . . . . . . . . . .6
2.02   New Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . .6
2.03   Issuance, Amendment and Renewal of Letters of Credit. . . . . . . . .6
2.04   Drawings Under the Letters of Credit. . . . . . . . . . . . . . . . .7
2.05   Role of the Bank. . . . . . . . . . . . . . . . . . . . . . . . . . .8
2.06   Obligations Absolute. . . . . . . . . . . . . . . . . . . . . . . . .8
2.07   Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . .9
2.08   Uniform Customs and Practice. . . . . . . . . . . . . . . . . . . . .9
2.09   Payments by the Company . . . . . . . . . . . . . . . . . . . . . . .9
2.10   European Economic and Monetary Union. . . . . . . . . . . . . . . . 10
       (a)     Definitions . . . . . . . . . . . . . . . . . . . . . . . . 10
       (b)     Effectiveness of Provisions . . . . . . . . . . . . . . . . 10
       (c)     Redenomination and Alternative Currencies . . . . . . . . . 10
       (d)     Letters of Credit . . . . . . . . . . . . . . . . . . . . . 11
       (e)     Banking Days. . . . . . . . . . . . . . . . . . . . . . . . 11
       (f)     Payments to the Bank. . . . . . . . . . . . . . . . . . . . 11
       (g)     Deliberately left blank . . . . . . . . . . . . . . . . . . 11
       (h)     Payments by the Bank Generally. . . . . . . . . . . . . . . 11
       (i)     Basis of Accrual. . . . . . . . . . . . . . . . . . . . . . 12
       (j)     Rounding and Other Consequential Changes. . . . . . . . . . 12
       (k)     Increased Costs . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE III    TAXES AND YIELD PROTECTION. . . . . . . . . . . . . . . . . 12

3.01   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
3.02   Increased Costs and Reduction of Return . . . . . . . . . . . . . . 13
3.03   Certificates of the Bank. . . . . . . . . . . . . . . . . . . . . . 14
3.04   Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE IV     CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . 14

4.01   Conditions to Effectiveness of this Agreement . . . . . . . . . . . 14
       (a)     Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 14
       (b)     Collateral. . . . . . . . . . . . . . . . . . . . . . . . . 14
       (c)     Collateral Value. . . . . . . . . . . . . . . . . . . . . . 14
       (d)     Agreements with Third Persons . . . . . . . . . . . . . . . 14
       (e)     Evidence of Perfection. . . . . . . . . . . . . . . . . . . 14

                                          i

SECTION                                                                    PAGE

       (f)     Other Documents . . . . . . . . . . . . . . . . . . . . . . 14
4.02   Conditions to All Issuances of Letters of Credit. . . . . . . . . . 14
       (a)     Notice, Application . . . . . . . . . . . . . . . . . . . . 15
       (b)     Continuation of Representations and Warranties. . . . . . . 15
       (c)     No Existing Default . . . . . . . . . . . . . . . . . . . . 15
       (d)     Collateral. . . . . . . . . . . . . . . . . . . . . . . . . 15
       (e)     Collateral Value. . . . . . . . . . . . . . . . . . . . . . 15
       (f)     Agreements with Third Persons . . . . . . . . . . . . . . . 15
       (g)     Evidence of Perfection. . . . . . . . . . . . . . . . . . . 15
       (h)     Payments. . . . . . . . . . . . . . . . . . . . . . . . . . 16
       (i)     Other Documents, Etc. . . . . . . . . . . . . . . . . . . . 16

ARTICLE V      REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . 16

5.01   Corporate Existence and Power . . . . . . . . . . . . . . . . . . . 15
5.02   Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
5.03   Enforceability. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
5.04   Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . 16
5.05   Permits, Franchises . . . . . . . . . . . . . . . . . . . . . . . . 16
5.06   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
5.07   No Event of Default . . . . . . . . . . . . . . . . . . . . . . . . 16
5.08   Other Obligations . . . . . . . . . . . . . . . . . . . . . . . . . 16
5.09   Tax Returns.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
5.10   Information Submitted . . . . . . . . . . . . . . . . . . . . . . . 17
5.11   No Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . 17
5.12   Chief Place of Business . . . . . . . . . . . . . . . . . . . . . . 17
5.13   Loan Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
5.14   Regulated Entities. . . . . . . . . . . . . . . . . . . . . . . . . 17
5.15   The Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE VI     AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . 18

6.01   Notices of Certain Events . . . . . . . . . . . . . . . . . . . . . 18
6.02   Financial and Other Information . . . . . . . . . . . . . . . . . . 18
6.03   Books, Records, Audits and Inspections. . . . . . . . . . . . . . . 18
6.04   Use of Facility . . . . . . . . . . . . . . . . . . . . . . . . . . 19
6.05   Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . 19
6.06   Change in Name, Structure or Location . . . . . . . . . . . . . . . 19
6.07   Existence and Properties. . . . . . . . . . . . . . . . . . . . . . 19
6.08   Financing Statements, Etc . . . . . . . . . . . . . . . . . . . . . 19
6.09   Collateral Value. . . . . . . . . . . . . . . . . . . . . . . . . . 19
6.10   Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
6.11   Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
6.12   Delivery of Payments and Other Distributions. . . . . . . . . . . . 21
6.13   Delivery of Legal Opinion; Greyrock Financing; Etc. . . . . . . . . 22

                                          ii

SECTION                                                                    PAGE
ARTICLE VII    NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . 22

7.01   Business Activities . . . . . . . . . . . . . . . . . . . . . . . . 22
7.02   Regulations T, U, and X . . . . . . . . . . . . . . . . . . . . . . 22
7.03   Transfer or Encumbrance . . . . . . . . . . . . . . . . . . . . . . 22
7.04   Impairment of Security Interest . . . . . . . . . . . . . . . . . . 23
7.05   Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
7.06   Possession of Certificates, Etc. Evidencing Collateral. . . . . . . 23

ARTICLE VIII   SECURITY INTEREST . . . . . . . . . . . . . . . . . . . . . 23

8.01   Grant of Security Interest. . . . . . . . . . . . . . . . . . . . . 23
8.02   Deposit Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . 24
8.03   Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
8.04   Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
8.05   Powers of the Bank. . . . . . . . . . . . . . . . . . . . . . . . . 25
8.06   The Bank Appointed Attorney-in-Fact . . . . . . . . . . . . . . . . 26
8.07   Waivers by the Company. . . . . . . . . . . . . . . . . . . . . . . 27
8.08   No Responsibility for Certain Actions . . . . . . . . . . . . . . . 27
8.09   Custody of Collateral . . . . . . . . . . . . . . . . . . . . . . . 28
8.10   Conflict of Interest. . . . . . . . . . . . . . . . . . . . . . . . 28
8.11   Return of Collateral. . . . . . . . . . . . . . . . . . . . . . . . 28
8.12   Transfer of Collateral. . . . . . . . . . . . . . . . . . . . . . . 29
8.13   Continuing Agreement. . . . . . . . . . . . . . . . . . . . . . . . 29
8.14   Continuing Security Interests . . . . . . . . . . . . . . . . . . . 29

ARTICLE IX     EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . 29

9.01   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . 29
       (a)     Failure to Pay. . . . . . . . . . . . . . . . . . . . . . . 29
       (b)     Breach of Representation or Warranty. . . . . . . . . . . . 29
       (c)     Specific Defaults . . . . . . . . . . . . . . . . . . . . . 29
       (d)     Other Defaults. . . . . . . . . . . . . . . . . . . . . . . 30
       (e)     Judgments . . . . . . . . . . . . . . . . . . . . . . . . . 30
       (f)     Failure to Pay Debts; Voluntary Bankruptcy. . . . . . . . . 30
       (g)     Involuntary Bankruptcy. . . . . . . . . . . . . . . . . . . 30
       (h)     Default of Other Financial Obligations. . . . . . . . . . . 30
       (i)     Default of Other Bank Obligations . . . . . . . . . . . . . 31
       (j)     Material Adverse Effect . . . . . . . . . . . . . . . . . . 31
       (k)     Change of Control . . . . . . . . . . . . . . . . . . . . . 31
       (l)     Collateral. . . . . . . . . . . . . . . . . . . . . . . . . 31
9.02   Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
9.03   Application of Cash Collateral; Cash Proceeds . . . . . . . . . . . 33
9.04   Rights and Powers Are Cumulative. . . . . . . . . . . . . . . . . . 34

                                          iii

SECTION                                                                    PAGE
ARTICLE X      MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 34

10.01  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . 34
10.02  Consents and Waivers. . . . . . . . . . . . . . . . . . . . . . . . 34
10.03  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
10.04  Costs and Attorney Costs. . . . . . . . . . . . . . . . . . . . . . 34
10.05  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
10.06  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . 34
10.07  General Indemnification . . . . . . . . . . . . . . . . . . . . . . 35
10.08  Arbitration; Reference Proceeding . . . . . . . . . . . . . . . . . 35
10.09  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
10.10  Headings; Interpretation. . . . . . . . . . . . . . . . . . . . . . 37
10.11  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
10.12  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
10.13  Effect of Amendment and Restatement . . . . . . . . . . . . . . . . 37
10.14  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . 37


Exhibit A:     Summary of Outstanding Standby Letters of Credit

                                AMENDED AND RESTATED
                                     AGREEMENT


        This Amended and Restated Agreement is entered into as of October 30, 1998, between Digital Microwave Corporation (the "COMPANY") and Bank of America National Trust and Savings Association (the "BANK").

        WHEREAS, the Company and the Bank entered into a Credit Agreement dated as of June 30, 1997, amended by first, second, and third amendments dated June 1, 1998, July 22, 1998, and September 30, 1998 respectively (as so amended, the "EXISTING AGREEMENT");

        WHEREAS, under the Existing Agreement the Company is required to provide cash collateral for the Existing Letters of Credit by October 30, 1998;

        WHEREAS, the Company and the Bank have agreed to amend and restate the representations, warranties, covenants, agreements and obligations of the Company in this Amended and Restated Agreement in order to provide for (1) the agreement of the Bank to accept cash and collateral other than cash, as specified in this Agreement, (2) the grant of a security interest in all such collateral to secure the Obligations of the Company, (3) the terms and provisions applicable to all such collateral, and (4) clarification and modification of certain other terms and provisions of the Existing Agreement;

        WHEREAS, the Company and the Bank wish to set forth their agreement that this Amendment and Restated Agreement completely amends, restates, and replaces the Existing Agreement, all upon the terms and provisions and subject to the conditions set forth in this Amended and Restated Agreement;

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                     ARTICLE I
                                    DEFINITIONS

1.01    CERTAIN DEFINED TERMS.  The following terms have the following meanings:

        "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

        "AGREEMENT" means this Amended and Restated Agreement.

        "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

        "BANK-RELATED PERSONS" means the Bank together with its Affiliates and the officers, directors, employees, counsel, agents and attorneys-in-fact of such Persons and Affiliates.

        "BANK'S PAYMENT OFFICE" means the address for payments set forth on the signature pages to this Agreement or such other address as the Bank may from time to time specify.

        "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

        "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required by law to close.

        "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of the Bank or of any corporation controlling the Bank.

        "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

        "COLLATERAL" has the meaning specified in Section 8.01 of this Agreement.

        "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

        "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United
States.

        "EFFECTIVE AMOUNT" means with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuance of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

        "EQUIVALENT AMOUNT" means (a) whenever this Agreement requires or permits a determination on any date of the equivalent in dollars of an amount expressed in a currency other than dollars, the equivalent amount in dollars of any amount expressed in a currency other than dollars as determined by the Bank on such date on the basis of the Spot Rate for the purchase of dollars with such other currency on the relevant date; or (b) whenever this Agreement requires or permits a determination on any date of the equivalent in a currency other than dollars of an amount expressed in dollars, the equivalent amount in a currency other than dollars of an amount expressed in dollars as determined by the Bank on such date on the basis of the Spot Rate for the purchase of such other currency with dollars on the relevant date. The relevant date shall be (a) the Issuance Date if a Letter of Credit is to be Issued and (b) for all other purposes, the date on which the required computation is made.

        "EXISTING LETTERS OF CREDIT" means the letters of credit described in Exhibit A.

        "EVENT OF DEFAULT" means any of the events or circumstances specified in
Section 9.01.

        "FURTHER TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.01.

        "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "GREYROCK FINANCING" means the $40,000,000 credit facilities extended by Greyrock Capital, a division of NationsCredit Commercial Corporation, pursuant to an agreement dated as of October 1, 1998 between the Company and Greyrock Capital, a division of NationsCredit Commercial Corporation.

        "INDEMNIFIED LIABILITIES" has the meaning specified in Section 10.07.

        "INSOLVENCY PROCEEDING" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or
(b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

        "ISSUANCE DATE" of a Letter of Credit means the date a Letter of Credit is Issued.

        "ISSUE" means, with respect to any Letter of Credit (including, for the avoidance of doubt, any Existing Letters of Credit) to issue or to extend the expiry of, or to renew or increase the amount of or otherwise amend the provisions of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

        "L/C AMENDMENT APPLICATION" means an application form for amendment of outstanding standby letters of credit as shall at any time be in use at the Bank, as the Bank shall request.

        "L/C APPLICATION" means an application form for issuance of standby letters of credit in the form as shall at the relevant time be in use at the Bank.

        "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit.

        "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Bank's standard form documents for issuance of letters of credit.

        "LETTERS OF CREDIT" means the Existing Letters of Credit and any standby letters of credit Issued by the Bank pursuant to this Agreement.

        "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

        "LOAN DOCUMENTS" means this Agreement, the L/C-Related Documents, and all other security agreements, deeds of trust, and other similar agreements between the Company and the Bank now or hereafter delivered to the Bank pursuant to this Agreement, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) or notices against the Company as debtor in favor of the Bank as secured party, or the Bank's records reflecting, acknowledging, or identifying the Collateral, and any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions, and extensions of any of the foregoing and all other documents delivered to the Bank in connection herewith.

        "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

        "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

        "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to the Bank or any Bank-Related Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

        "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

        "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

        "PLEDGED DEPOSITS" means:

                (a) each deposit account opened by the Company with the Bank that the Company and the Bank agree in writing is part of the Collateral subject to this Agreement;
                (b) each deposit account opened by the Bank for the account of the Company to which the Bank credits proceeds of other Collateral;
                (c) any renewals or rollovers of the deposit accounts described in clauses (a), (b),and (c) of this definition; and
                (d)  proceeds of any of the foregoing.
A Pledged Deposit may be of any type of deposit account of the Company with the Bank, including but not limited to a demand deposit, time deposit, or deposit represented by a negotiable certificate of deposit issued by the Bank.

        "REFERENCE RATE" means for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in San Francisco, California, as its "reference rate." It is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

        "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

        "RESPONSIBLE OFFICER" means the chief executive officer, the president, the chief financial officer, or the treasurer of the Company or any other officer having substantially the same authority and responsibility.

        "SPOT RATE" for a currency means the rate quoted by the Bank as the spot rate for the purchase by the Bank of such currency with another currency through in San Francisco, California, or such other of the Bank's offices as it may designate from time to time, at approximately 8:00 a.m. (San Francisco, California time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

        "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

        "TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Bank, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Bank is organized or maintains a lending office.

         "UCC" means the Uniform Commercial Code of California.

1.02    ACCOUNTING PRINCIPLES.

        (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

        (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                     ARTICLE II
                               THE LETTERS OF CREDITS

2.01 EXISTING LETTERS OF CREDIT. The Bank agrees to continue the Existing Letters of Credit and to honor drafts drawn under the Existing Letters of Credit. The Bank shall be under no obligation to amend any of the Existing Letters of Credit.

2.02    NEW LETTERS OF CREDIT.

        (a) The Bank is not committed to Issue any new Letters of Credit. The Company may, from time to time, ask the Bank to Issue a Letter of Credit. If the Bank agrees (in its sole discretion) to Issue a Letter of Credit requested by the Company, such Issuance shall be subject to the terms and conditions of this Agreement and such other terms and conditions as may be agreed upon on such time between the Bank and the Company.

        (b) The Letters of Credit Issued by the Bank and the Company's reimbursement obligation relating to such Letters of Credit shall be evidenced by one or more accounts or records maintained by the Bank in the ordinary course of business. The accounts or records maintained by the Bank shall be rebuttable presumptive evidence of the amount of the Letters of Credit Issued for the account of the Company, the Company's corresponding reimbursement obligations, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to any Letter of Credit.

2.03 ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT. If the Bank decides (in its sole discretion) to Issue a Letter of Credit:

        (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Bank at least three Business Days (or such shorter time as the Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be in writing, which may be transmitted by facsimile transmission, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Bank may require.

        (b) Subject to the terms and conditions hereof and such other terms and conditions as may be agreed on between the Bank and the Company, the Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Bank's usual and customary business practices.

        (c) From time to time while a Letter of Credit is outstanding, the Bank may, upon the written request of the Company received by the Bank at least three Business Days (or such shorter time as the Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit. Each such request for amendment of a Letter of Credit shall be made in writing, which may be by facsimile transmission, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Bank:
(i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Bank may require. The Bank shall be under no obligation to amend any Letter of Credit.

        (d) The Bank may, at its election, deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than 13 months after its Issuance Date.

        (e) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

2.04    DRAWINGS UNDER THE LETTERS OF CREDIT.

        (a) In case of a drawing or payment by the Bank under a Letter of Credit, the Bank will notify the Company. The Company will promptly reimburse the Bank on demand and without demand on the date of such drawing or payment, in the currency in which the Letter of Credit is payable, except that the Bank may, at its option, require payments to be made in Dollars. The Equivalent Amount in Dollars of each payment to be made by the Company to reimburse the Bank for a payment made by the Bank for a Letter of Credit payable in a currency other than dollars shall be determined by as of the date of payment by the Bank under such Letter of Credit.

        (b) Each such reimbursement obligation and other sums payable hereunder (including but not limited to the obligation to furnish collateral) if not paid when due shall bear interest, payable on demand from the date of such drawing or payment or due date at an interest rate per annum equal to the Reference Rate plus 2.00%.

        (c) Interest based on the Reference Rate shall be computed on the basis of a 365/366-day year and actual days elapsed. All other interest and fees payable to the Bank under this Agreement shall be computed on the basis of a 360 day year and actual days elapsed, which results in more interest or a larger fee than if a 365-366 day year were used.

2.05    ROLE OF THE BANK.

        (a) The Company agrees that, in paying any drawing under a Letter of Credit, the Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

        (b) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Bank-Related Person, nor any of the respective correspondents, participants or assignees of the Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.06; PROVIDED, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Bank, and the Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Bank's willful misconduct or gross negligence or the Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

2.06 OBLIGATIONS ABSOLUTE. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Bank for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

        (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

        (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

        (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

        (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

        (v) any payment by the Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

        (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

        (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

2.07    LETTER OF CREDIT FEES.

The Company shall pay to the Bank, quarterly in arrears, a non-refundable Letter of Credit fee on each Letter of Credit. This fee shall be the greater of
(a) 0.35% per annum on the undrawn amount of such Letter of Credit or (b) $400 per annum.

The Company shall also pay the standard fees and commissions charged to Bank customers at the times and in the amounts the Bank advises the Company from time to time as being applicable to the Company's standby letters of credit.

2.08 UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

2.09    PAYMENTS BY THE COMPANY.

        (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. All payments by the Company shall be made to the Bank at the Bank's Payment Office or such branch of the Bank as the Bank may select, and shall be made in dollars or in such currency as the Bank may specify and in immediately available funds. Any payment received by the Bank later than the time specified by the Bank shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

        (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

2.10    EUROPEAN ECONOMIC AND MONETARY UNION.

        (a)     DEFINITIONS.

        In this Section and in each other provision of this Agreement to which reference is made in this Section expressly or impliedly, the following terms have the following meanings:

        "COMMENCEMENT OF THE THIRD STAGE OF EMU" means the date of commencement of the third stage of EMU (at the date of this Agreement expected to be January 1, 1999) or the date on which circumstances arise which (in the opinion of the
Bank) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "EMU LEGISLATION" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU;

        "EURO" means the single currency of participating member states of the European Union;

        "EURO UNIT" means the currency unit of the euro;

        "NATIONAL CURRENCY UNIT" means the unit of currency (other than a euro unit) of a participating member state;

        "PARTICIPATING MEMBER STATE" means each state so described in any EMU legislation; and

        "TREATY ON EUROPEAN UNION" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1,
1993), as amended from time to time.

        (b)     EFFECTIVENESS OF PROVISIONS.

        The provisions of subsections (c) through (j) of this Section shall be effective at and from the commencement of the third stage of EMU; provided, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

        (c)     REDENOMINATION AND ALTERNATIVE CURRENCIES.

        Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation; provided, that if and to the extent that any EMU legislation provides that following the commencement of the third stage of EMU an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in euro unit or in such national currency unit.

        (d)     LETTERS OF CREDIT.

        Any Letter of Credit denominated in the currency of a participating member state shall be made in the euro unit.

        (e)     BANKING DAYS.

        With respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Banking Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in (i) London and New York City, and (ii) Frankfurt am Main, Germany (or such principal financial center or centers in such participating member state or states as the Bank may from time to time nominate for this purpose).

        (f)     PAYMENTS TO THE BANK.

        Each provision of this Agreement calling for payments in a specified currency shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Bank in immediately available, freely transferable, cleared funds to such account with such bank in Frankfurt am Main, Germany (or such other principal financial center in such participating member state as the Bank may from time to time nominate for this purpose) as the Bank shall from time to time nominate for this purpose.

        (g)     DELIBERATELY LEFT BLANK.

        (h)     PAYMENTS BY THE BANK GENERALLY.

        With respect to the payment of any amount denominated in the euro or in a national currency unit, the Bank shall not be liable to the Borrower in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Bank if the Bank shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which the Borrower or, as the case may be, the Bank shall have specified for such purpose. In this subsection, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Bank may from time to time determine for the purpose of clearing or settling payments of the euro.

        (i)     BASIS OF ACCRUAL.

        If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating member state shall be inconsistent with any convention or practice in the London interbank market or, as the case may be, another applicable interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided, that if any reimbursement or other Obligation in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Obligation, at the end of the then applicable period.

        (j)     ROUNDING AND OTHER CONSEQUENTIAL CHANGES.

        Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for Obligations of the Borrower to the Bank or the Bank to the Borrower under or pursuant to this Agreement: (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Bank shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Bank may from time to time specify; and
(ii) except as expressly provided in this Section, each provision of this Agreement shall be subject to such reasonable changes of construction as the Bank may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

        (k)     INCREASED COSTS.

        The Borrower shall from time to time, at the request of the Bank, pay to the Bank the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Bank or any holding company of such Bank as a result of the introduction of, changeover to or operation of the euro in any participating member state, other than any such cost or reduction or amount foregone reflected in any interest rate hereunder.

                                    ARTICLE III
                             TAXES AND YIELD PROTECTION

3.01    TAXES.

        (a) Any and all payments by the Company to the Bank under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

        (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to the Bank, then:

                (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), the Bank receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                (ii)    the Company shall make such deductions and withholdings;

                (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                (iv) the Company shall also pay to the Bank, at the time interest is paid, Further Taxes in the amount that the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

        (c) The Company agrees to indemnify and hold harmless the Bank for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank makes written demand therefor.

        (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Bank.

3.02    INCREASED COSTS AND REDUCTION OF RETURN.

        (a) If the Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or
(ii) the compliance by the Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand pay to the Bank, additional amounts as are sufficient to compensate the Bank for such increased costs.

        (b) If the Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or the Bank's Payment Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy and the Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its commitment, Letters of Credit, or obligations under this Agreement, then, upon demand of the Bank to the Company, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

3.03 CERTIFICATES OF THE BANK. If the Bank claims reimbursement or compensation under this Article it shall deliver to the Company a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

3.04 SURVIVAL. The agreements and obligations of the Company in this Article shall survive the payment of all other Obligations.

                                     ARTICLE IV
                                CONDITIONS PRECEDENT

4.01 CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall take effect as of October 30, 1998, provided that the Bank shall have received, on or before such date, all of the following, in form and substance satisfactory to the Bank:

        (a)     AGREEMENT.  This Agreement executed by each party thereto.

        (b) COLLATERAL. All certificates and instruments representing the Collateral as to which possession is a method of perfecting a Lien, stock transfer powers (or other appropriate instruments of transfer) executed in blank with signatures guaranteed as the Bank may specify.

        (c) COLLATERAL VALUE. Evidence, satisfactory to the Bank, that the market value of the Collateral in which the Bank has a first priority fully perfected security interest (in both cases as determined by the Bank in its sole discretion) is not less than the sum of (1) $100,000 PLUS (2) the aggregate Dollar amount (including the Equivalent Amount in Dollars of the L/C Obligations denominated in a currency other than Dollars) of the then Effective Amount of all L/C Obligations.

        (d) AGREEMENTS WITH THIRD PERSONS. Such agreements and other documents and instruments executed by such Persons party to contracts relating to any Collateral as to which the Bank shall be granted a security interest as requested by the Bank.

        (e) EVIDENCE OF PERFECTION. Evidence that all other actions necessary or, in the opinion of the Bank, desirable to fully perfect and protect the first priority security interest created by the Loan Documents, and to enhance the Bank's ability to preserve and protect its interests in and access to the Collateral, have been taken.

        (f) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Bank may request.

4.02 CONDITIONS TO ALL ISSUANCES OF LETTERS OF CREDIT. The obligation of the Bank to Issue any Letter of Credit (including the initial Letter of Credit under this Agreement) is subject to the satisfaction (in form and substance satisfactory to the Bank) of the following conditions precedent on the relevant Issuance Date:

        (a) NOTICE, APPLICATION. The Bank shall have received an L/C Application or L/C Amendment Application, as required under Section 2.03.

        (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article V shall be true and correct on and as of such Issuance Date with the same effect as if made on and as of such Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

        (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Issuance.

        (d) COLLATERAL. All certificates and instruments representing the Collateral as to which possession is a method of perfecting a Lien, stock transfer powers (or other appropriate instruments of transfer) executed in blank with signatures guaranteed as the Bank may specify.

        (e) COLLATERAL VALUE. Evidence, satisfactory to the Bank, that the market value of the Collateral in which the Bank has a first priority fully perfected security interest (in both cases as determined by the Bank in its sole discretion) is not less than the sum of (1) $100,000 PLUS (2) aggregate Dollar amount (including the Equivalent Amount in Dollars of the L/C Obligations denominated in a currency other than Dollars) of the then Effective Amount of all L/C Obligations, after giving effect to the requested Issuance of a Letter of Credit.

        (f) AGREEMENTS WITH THIRD PERSONS. Such agreements and other documents and instruments executed by such Persons party to contracts relating to any Collateral as to which the Bank shall be granted a security interest as requested by the Bank.

        (g) EVIDENCE OF PERFECTION. Evidence that all other actions necessary or, in the opinion of the Bank, desirable to fully perfect and protect the first priority security interest created by the Loan Documents, and to enhance the Bank's ability to preserve and protect its interests in and access to the Collateral, have been taken.

        (h) PAYMENTS. Evidence that all fees and other sums then due and owing to the Bank has been received by the Bank in immediately available funds.

        (i) OTHER DOCUMENTS, ETC. Such other approvals, opinions, documents, or materials as the Bank may request.

Each L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Issuance Date that the conditions in this Section are satisfied.

                                     ARTICLE V
                           REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Bank that:

5.01    CORPORATE EXISTENCE AND POWER.  The Company and each of its
Subsidiaries: (a) is a corporation duly organized and existing under the laws of the jurisdiction of its organization;

(b) has the power and authority and all governmental licenses, authorizations, consents, and approvals to own its assets, carry on its business, and to execute, deliver, and perform its obligations under, the Loan Documents to which it is a party; and (c) is duly qualified and properly licensed and in good standing under the laws of each jurisdiction where the failure to so qualify would have a Material Adverse Effect.

5.02 AUTHORIZATION. The execution, delivery, and performance by the Company of this Agreement and any other Loan Document to which it is a party, have been duly authorized by all necessary corporate action, and do not and will not:

        (a)     contravene the terms of any organizational or charter documents;

        (b) conflict with or result in any breach or contravention of, or the creation of any Lien under any material agreement, contract, indenture, document, or instrument to which the Company is a party or by which any property is bound, or any order, injunction, writ, or decree of any governmental authority to which the Company or any property is subject; or

        (c) violate any material law, rule, regulation, or determination of an arbitrator or of a court or other governmental authority, in each case applicable to or binding upon the Company or any property.

5.03 ENFORCEABILITY. This Agreement is a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its terms, and the other Loan Documents and any other instrument or agreement required under this Agreement, when executed and delivered, will be legal, valid, binding, and enforceable in accordance with its terms against the Company; except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

5.04 COMPLIANCE WITH LAWS. The Company and each of its Subsidiaries is in compliance with all foreign, federal, state and local laws, rules, regulations and determinations of arbitrators, courts and other governmental authorities materially affecting the business, operations or property of the Company and its Subsidiaries.

5.05 PERMITS, FRANCHISES. The Company and its Subsidiaries possess all material permits, memberships, franchises, contracts, and licenses required and all trademark rights, trade name rights, patent rights, and fictitious name rights necessary to enable the Company and its Subsidiaries to conduct the businesses in which they are now engaged.

5.06 LITIGATION. There is no litigation, tax claim, proceeding, governmental or administrative action, investigation, arbitration proceeding or dispute pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries or any of their properties, the adverse determination of which would result in a Material Adverse Effect.

5.07    NO EVENT OF DEFAULT.  There exists no Default or Event of Default.

5.08 OTHER OBLIGATIONS. As of the date of this Agreement, the Company and its Subsidiaries are not in default under any other material agreement involving the borrowing of money, the extension of credit, or the lease of real or personal property, to which the Company or any of its

Subsidiaries is a party as borrower, guarantor, installment purchaser, or lessee, except as disclosed in writing to the Bank prior to the date of this Agreement.

5.09 TAX RETURNS. The Company has no knowledge of any material pending assessments or adjustments with respect to its or its Subsidiaries' income tax liabilities for any year, except as disclosed in writing to the Bank prior to the date of this Agreement.

5.10 INFORMATION SUBMITTED. All financial and other information that has been submitted by the Company or any of its Subsidiaries to the Bank in connection with this Agreement, including the Company's financial statement delivered to the Bank most recently prior to the date of this Agreement: (a) in the case of financial statements, is prepared in accordance with generally accepted accounting principles consistently applied; and (b) is true and correct in all material respects and is complete insofar as may be necessary to give the Bank true and accurate knowledge of the subject matter thereof.

5.11 NO MATERIAL ADVERSE EFFECT. Since September 30, 1998, there has been no Material Adverse Effect.

5.12 CHIEF PLACE OF BUSINESS. The Company's chief executive office and principal place of business, and all books and records concerning the Collateral are located at 170 Rose Orchard Way, San Jose, California. The Company does not do business under any other trade name, trade style, or fictitious business name except as previously disclosed in writing to the Bank.

5.13    LOAN DOCUMENTS.

        (a) The provisions of each of the Loan Documents are effective to create in favor of the Bank, a legal, valid, enforceable and fully perfected first priority security interest in all right, title and interest of the Company in the Collateral covered by the Loan Document; and financing statements have been filed in the offices in all of the jurisdictions and/or other filings or agreements have been entered into with or notices given to all other Persons as may be required to fully perfect a first priority security interest in favor of the Bank in such Collateral;

        (b) All representations and warranties of the Company in the Loan Documents are true and correct.

        (c) The Company has not acknowledged or given to any Person notice of a Lien, security interest or pledge on any of the Collateral other than the security interest in favor of the Bank hereunder.

5.14 REGULATED ENTITIES. None of Company, any Person controlling the Company, or any subsidiary or Affiliate of the Company is subject to any federal or state statute or regulation limiting its ability to incur indebtedness.

5.15 THE COLLATERAL. The Company owns the Collateral free and clear of any and all Liens of any third parties other than the security interest of the Bank and will keep the Collateral free of all Liens except the security interest of the Bank.

                                     ARTICLE VI
                               AFFIRMATIVE COVENANTS

So long as credit is available under this Agreement and until full and final payment of all of the Company's obligations under this Agreement and any other Loan Document:

6.01 NOTICES OF CERTAIN EVENTS. The Company shall promptly give written notice to the Bank of:

        (a) all litigation, proceedings or actions affecting the Company or its Subsidiaries where the amount claimed is $1,000,000 or more;

        (b) any substantial dispute which may exist between the Company or its Subsidiaries and any governmental regulatory body or law enforcement authority;

        (c)     any Default or Event of Default;

        (d) any of the representations and warranties in Article V which ceases to be true and correct in all material respects; and

        (e) any other matter which has resulted or could reasonably be expected to result in a Material Adverse Effect.

6.02 FINANCIAL AND OTHER INFORMATION. The Company shall deliver to the Bank in form and detail satisfactory to the Bank, and in such number of copies as the Bank may request:

        (a) within 105 days after the end of each fiscal year, the Company's consolidated financial statements for such year audited by a certified public accountant together with an unqualified opinion of such certified public accountant and including, at a minimum, the Company's balance sheet and statements of income, retained earnings, and cash flow;

        (b) within 60 days after the end of each fiscal quarter, the Company's consolidated financial statements for such period prepared by the Company and including, at a minimum, the Company's balance sheet and statements of income, retained earnings, and cash flow;

        (c) within 15 days after the date of filing with the Securities and Exchange Commission, copies of any of the Company's Form 10-K Annual Reports, Form 10-Q Quarterly Reports and Form 8-K Current Reports;

        (d) within 15 days after the end of each month, the monthly borrowing base certificate delivered by the Company pursuant to the Greyrock Financing, the borrowing base certificate to be delivered in summary form;

        (e) Promptly upon request, such other materials and information relating to the Company or its Subsidiaries as the Bank may reasonably request.

6.03 BOOKS, RECORDS, AUDITS AND INSPECTIONS. The Company shall, and shall cause its Subsidiaries to, maintain adequate books, accounts and records, and prepare all financial statements required hereunder in accordance with generally accepted accounting principles consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over the Company or its Subsidiaries, or the Company's or its Subsidiaries' businesses, and permit employees or agents of the Bank at any reasonable time to inspect the Company's and its Subsidiaries' properties, and to examine or audit the Company's and its Subsidiaries' books, accounts, and records and make copies and memoranda thereof.

6.04 USE OF FACILITY. The Company shall use the credit facility provided herein solely for general corporate purposes not in contravention of any Requirement of Law.

6.05 COMPLIANCE WITH LAWS. The Company shall at all times comply in all material respects with, and cause its Subsidiaries to comply with, all laws, statutes (including any fictitious name statute), rules, regulations, orders, and directions of any governmental authority having jurisdiction over the Company or any of its Subsidiaries or the business of the Company or any of its Subsidiaries.

6.06 CHANGE IN NAME, STRUCTURE OR LOCATION. The Company shall notify the Bank in writing prior to any change in (a) the Company's name (b) the Company's business or legal structure, or (c) the Company's place of business or chief executive office if the Company has more than one place of business.

6.07 EXISTENCE AND PROPERTIES. The Company shall, and shall cause each of its Subsidiaries to, maintain and preserve its existence and all rights, privileges, and franchises necessary to conduct its business, conduct its business in an orderly, efficient, and customary manner, keep all its properties in good working order and condition, and from time to time make all needed repairs, renewals, or replacements thereto and thereof so that the efficiency of such property shall be fully maintained and preserved. The Company may merge a Subsidiary into another Subsidiary or a Subsidiary into the Company, provided that the Company is the surviving corporation.

6.08 FINANCING STATEMENTS, ETC. The Company shall execute and deliver to the Bank, at any time and from time to time, all financing statements, continuation statements, termination statements, notices, and all other documents and instruments which the Bank may request (including without limitation any custody or other agreements with other Persons who might hold the Collateral or any part of the Collateral), in form satisfactory to the Bank, and the Company hereby agrees to, and authorizes the Bank to, take such other steps as shall be requested by the Bank to perfect and continue perfected, maintain the priority of or provide notice of the pledge of and security interest in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, the Company acknowledges that the Bank will mark its records to reflect that the deposits that are subject to the security interest of the Bank on or prior to the date such deposits are created.

6.09    COLLATERAL VALUE.

        (a) (1) The Company shall at all times keep and maintain in the possession of the Bank or the Bank's designee, Collateral in which the Bank has a first priority fully perfected security interest with a market value (in both cases as determined by the Bank in its sole discretion) of not less than the sum of (y) $100,000 PLUS (z) the aggregate Dollar amount (including the Equivalent Amount in Dollars of the L/C Obligations denominated in a currency other than Dollars) of the Effective Amount of all L/C Obligations.

              (2) The Bank shall, from time to time in its sole discretion, determine the priority of its security interest and the market value of the Collateral and the Company shall, within three Business Days after each demand by the Bank, furnish the Bank with additional Collateral, of a type and in an amount satisfactory to the Bank in its sole discretion, such that the market value (as determined by the Bank in its sole discretion) of the Collateral in which the Bank has a first priority fully perfected security interest (as determined by the Bank in its sole discretion) is not less than the sum of (y) $100,000 PLUS (z) the aggregate Dollar amount (including the Equivalent Amount in Dollars of the L/C Obligations denominated in a currency other than Dollars) of the Effective Amount of all L/C Obligations.

              (3) If an item of Collateral does not exist as an instrument or in certificated form in the physical possession of the Bank, possession as used in this subsection (a) means that such item of Collateral has been designated as Collateral in which the Bank has a first priority fully perfected security interest, such designation appearing on the books and records of the Person party to contracts relating to such Collateral.

              (4) If a Letter of Credit expires by its terms and at such time no Default or an Event of Default has occurred and is continuing, the Bank shall return to the Company, within two Business Days after a demand by the Company, an amount of Collateral such that the market value of the remaining Collateral in which the Bank has a first priority fully perfected security interest (in each case as determined by the Bank in its sole discretion) is greater than, but is as close as is reasonably practicable to, the sum of (y) $100,000 PLUS
(z) the aggregate Dollar amount (including the Equivalent Amount in Dollars of the L/C Obligations denominated in a currency other than Dollars) of the Effective Amount of all L/C Obligations.

        (b) The Company agrees that the Bank shall have no responsibility to the Company with respect to any losses sustained on any item of, or investment in, the Collateral or for any failure to realize any yields desired by the Company.

6.10 COOPERATION. The Company shall perform, at the request of the Bank and at the expense of the Company, such acts as may be reasonably necessary or advisable to perfect any Lien provided for in this Agreement or in any other Loan Document or otherwise to carry out the intent of this Agreement and the other Loan Documents.

6.11    COLLATERAL.  The Company:

        (a) Shall keep the Collateral free of all Liens and claims of any kind or nature except the security interest of the Bank and shall maintain such security interest as a first priority fully perfected security interest. The Company (1) shall not sell, assign, transfer, surrender, or otherwise dispose of, or grant any option, warrant or other right or interest with respect to all or any part of the Collateral, except as permitted by this Agreement or the other Loan Documents; and (2) shall not cause or permit any instruments, certificates or other documents or writings representing or evidencing any Collateral to be, at any time, in the actual or constructive possession or control of any Person other than the Bank (or a bailee selected by the Bank) who is holding such Collateral for the benefit of the Bank;

        (b) Shall pay, prior to delinquency, all taxes, charges, Liens, and assessments against the Collateral; and upon any failure of Company to do so, the Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. The Company agrees that it will reimburse the Bank for all such amounts paid by the Bank, and such obligation to reimburse shall be a part of the Obligations secured by this Agreement;

        (c) Shall promptly notify the Bank, or shall cause the Bank to be notified, in writing (1) prior to any change in the Company's name or any change in its identity, or business structure, which might make any financing statement filed hereunder incorrect or misleading, (2) of any event of which a Responsible Officer becomes aware causing loss or depreciation in the value of the Collateral in any material respect, and (3) of all notices and reports not received from the Bank with respect to the Collateral, together with copies of such notices and reports. The Company shall give the Bank at least 30 days notice before changing its chief executive office;

        (d) Shall promptly deliver to the Bank any Collateral now or hereafter in the possession of the Company. Such Collateral shall be received in trust by the Company for the benefit of the Bank and shall be segregated from the other property of Company prior to its delivery to the Bank;

        (e) Shall, from time to time, take any action (including but not limited to appearing in and defending any action or proceeding which may affect the Company's title to or the Bank's security interest in the Collateral) which the Bank may from time to time reasonably determine to be necessary or desirable in order (1) to create, preserve, protect, perfect, confirm or validate the Collateral (or any portion thereof) or the security interest in the Collateral (or any portion thereof), (the Company may, in lieu of the Bank's taking any such action described in this clause, by agreement with the Bank furnish the Bank with substitute collateral (A) which meets the requirements in this Agreement relating to Collateral and (B) in which the Bank has a first priority perfected security interest); (2) to enable the Bank to obtain the full benefits of the Loan Documents or (3) to enable the Bank to exercise and enforce any of its rights, powers, and remedies under the Loan Documents;

        (f) Shall, at the request of the Bank, use reasonable efforts to obtain the consent of any Person that is necessary or desirable to effect the grant of security interests in any right, title, claims, and benefits now owned or hereafter acquired by the Company in and to any item of Collateral.

6.12 DELIVERY OF PAYMENTS AND OTHER DISTRIBUTIONS. If the Company shall become entitled to receive or shall receive in connection with the Collateral any payment or other distribution, the Company shall accept such payment or distribution as the agent for the Bank, shall hold the same in trust for the benefit of the Bank, shall segregate the same from other property or funds of the Company, and shall deliver all such payments and distributions in exact form received, forthwith to or for the account of the Bank at the address and to the Person or Persons to be designated by the Bank, with any necessary endorsements and other instruments of transfer or assignment, all in form and substance satisfactory to the Bank, as the Bank shall request, to be held by the Bank or its designee, subject to the terms hereof, as part of the Collateral.

6.13 DELIVERY OF LEGAL OPINION; GREYROCK FINANCING; ETC. The Company shall deliver to the Bank not later than November 30, 1998, each of the following in form and substance satisfactory to the Bank:

        (a) An opinion of Morrison & Foerster, outside counsel to the Company, covering matters set forth in Sections 5.01, 5.02, 5.03, 5.13(a), and 5.14, and such other legal matters relating hereto as the Bank may reasonably request. The opinion may be qualified to the extent approved by the Bank.

        (b) Evidence that the Greyrock Financing has been closed and that all conditions precedent to the lender's commitment thereunder to extend credit have been met.

        (c) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as in effect by the Secretary or an Assistant Secretary of the Company.

        (d) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder.

                                    ARTICLE VII
                                 NEGATIVE COVENANTS

So long as credit is available under this Agreement and until full and final payment of all of the Company's obligations under this Agreement and any other Loan Document:

7.01 BUSINESS ACTIVITIES. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, engage in any business activities or operations substantially different from or unrelated to present business activities and operations.

7.02 REGULATIONS T, U, AND X. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, use any portion of the proceeds of any Letter of Credit or other extensions of credit under this Agreement, directly or indirectly, (i) to purchase or carry margin stock (within the meanings of Regulations T, U, and X of the Board of Governors of the Federal Reserve System), (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry any such margin stock, (iii) to extend credit for the purpose of purchasing or carrying any such margin stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

7.03 TRANSFER OR ENCUMBRANCE. The Company will not sell, assign (by operation of law or otherwise), transfer, exchange, lend, lease or otherwise dispose of any of the Collateral, except as otherwise expressly provided in this Agreement, nor will the Company grant a security interest in or execute, file or record any financing statement with respect to the Collateral or otherwise identify the Collateral as being subject to a Lien other than that created hereby, nor will the Company allow any such Lien, financing statement or other identification to exist or deliver actual or constructive possession of the Collateral to any other Person, other than the Bank or a bailee selected by the Bank who is holding such Collateral for the benefit of the Bank.

7.04 IMPAIRMENT OF SECURITY INTEREST. The Company will not take or fail to take any action which would in any manner impair the value or enforceability of the Bank's security interest in any of the Collateral.

7.05 VOTING. The Company will not cast any vote, give or grant any consent, waiver or ratification or take any action with respect to the Collateral which would have the effect of impairing the position or interest of the Bank in respect of the Collateral or would be inconsistent with or violate any provisions of this Agreement or any other Loan Document.

7.06 POSSESSION OF CERTIFICATES, ETC. EVIDENCING COLLATERAL. The Company will not cause or permit any document, instrument, or certificate constituting or evidencing Collateral to at any time be in the actual or constructive possession or control of any Person other than the Bank or a designee or bailee selected by the Bank who is holding such Collateral for the benefit of the Bank.

                                    ARTICLE VIII
                                 SECURITY INTEREST

8.01 GRANT OF SECURITY INTEREST. As security for the payment in full in cash when due, whether at stated maturity, by acceleration or otherwise, and performance of the Obligations, the Company hereby irrevocably and unconditionally grants a security interest in and assigns and transfers to the Bank a security interest in all of the Company's right, title and interest in, to and under the following, whether now existing or owned or hereafter acquired or arising (collectively the "COLLATERAL"):

        (a) All Horizon Service Shares of the Prime, Treasury, Treasury Only, Government, Tax Exempt and California Tax Exempt money market funds and any other mutual funds shares now or hereafter owned by the Company (the "Shares"); which Shares are now or hereafter held in account number 781-992317 maintained with Bank of America National Trust and Savings Association and all successor and replacement accounts (the "ACCOUNTS").

        (b) All investment property, security entitlements, financial assets, certificated securities, uncertificated securities, money, deposit accounts, instruments, general intangibles, and all other investments or property of any sort now or hereafter held, maintained or administered in the Accounts.

        (c)     All Pledged Deposits.

        (d) All rollovers, renewals or reinvestments of any of the foregoing property.

        (e) All stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, dividends, rights to interest, interest payments, dividends paid in stock, new securities or other property which the Company is or may hereafter become entitled to receive on account of any of the foregoing property.

        (f) The proceeds, increase and products of any of the foregoing or replacements thereof or substitutions therefor.

The Collateral includes all certificates and other instruments representing the Collateral and any interest of the Company in the books of any financial intermediary, clearing house, custodian, or broker pertaining to the Collateral.

8.02 DEPOSIT ACCOUNTS. Pledged Deposits shall be special purpose restricted accounts opened by the Company with the Bank or opened by the Bank for the account of Company pursuant to this Agreement, in which the Company has granted the Bank a security interest for the purposes of securing the Obligations, and in which the Bank has exclusive control and the sole right of withdrawal. Such a deposit account may be a demand deposit or may accrue interest at a rate equal to the rates payable from time to time with respect to similar accounts held by the Bank. Such a deposit account may not accrue interest at a rate in violation of applicable law. The Company agrees to pay the Bank such fees for services rendered by the Bank in connection with such deposit accounts as may be separately agreed upon between the Bank and the Company.

8.03    COLLATERAL.

        (a) The Collateral shall be held in the name of the Bank or any nominee designated by it, and except to the extent specifically provided herein the Company shall have no right to the release or withdrawal thereof.

        (b) The Bank is hereby authorized to sell all or any designated part of the Collateral held by it under this Agreement:

                (1) so long as no Event of Default exists, upon receipt by the Bank of a request from the Company ordering such sale, or

                (2) subject to the provisions of Section 9.02(e)(5), upon a determination by the Bank, after the occurrence and during the continuance of an Event of Default, that such sale is necessary to reimburse the Bank for the nonpayment of any Obligation when required to be paid under this Agreement or other Loan Document.

        (c) Any request for sale of the Collateral or part thereof as provided in subclause (1) of subsection (b) of this Section must be received by the Bank no later than 10:00 a.m. (San Francisco, California time) one Business Day (or such earlier time as the Bank may agree in a particular instance in its sole discretion) prior to the proposed date of the sale. The Bank shall not have any responsibility or liability to the Company for any penalties, breakage costs, or losses (whether resulting from a fluctuation in interest rates, market values, or otherwise) in connection with any sales.

        (d) Except to the extent the Company has designated the specific items of Collateral which are the subject of any such sale (which the Company may do so long as no Default or Event of Default exists), the Bank shall be entitled in its sole discretion to designate the items of Collateral held by it which is the subject of any such sale.

        (e) The net proceeds of the sale of any part of the Collateral shall be held in a Pledged Deposit pending reinvestment or, if in a Pledged Deposit that is a time account for the period of such time account, released under Section 8.04(a), or credited to the payment of Obligations due and payable.

        (f) Any notices from Company to the Bank relating to the Collateral shall be in writing or by telephone (promptly confirmed in writing). The Bank shall not incur any liability for acting in accordance with any telephonic instructions reasonably believed by the Bank in good faith to have been given by an individual authorized by the Company.

8.04    INTEREST.

        (a) The Company shall be entitled to the release of the Bank's security interest in the interest on and gains realized on sales of the Collateral so long as (y) there exists no Default or Event of Default, and (z) the collateral value requirements of Section 6.09 are met. Such release, if any, shall take place after such interest or gain is realized by payment by the Bank to the Company of such interest and gains.

        (b) Upon the occurrence and during the continuance of a Default or an Event of Default, all rights of the Company to receive interest and gains realized which it would otherwise be authorized to receive and retain as provided in subsection (a) of this Section shall immediately, automatically and without notice cease, and all such interest and gains shall be held by the Bank as Collateral. In such event, all interest and gains shall be deposited in a Pledged Deposit on the payment date thereof.

8.05 POWERS OF THE BANK. At any time, without notice and at the expense of the Company, the Bank (in its name or in the name of the Company) may, but shall not be obligated to:

        (a) collect by legal proceedings or otherwise, endorse, receive and receipt for all interest, principal payments, and other sums now or hereafter payable upon or on account of the Collateral;

        (b) make any compromise or settlement it deems desirable or proper with reference to the Collateral;

        (c)     insure, process, and preserve the Collateral;

        (d) accept money or other property in exchange for the Collateral, and take such action as it deems proper in connection therewith, and any money or property received on account of or in exchange for the Collateral shall be applied to the Obligations or held by the Bank thereafter as Collateral pursuant to the provisions of this Agreement and the other Loan Documents;

        (e) hold Collateral in its own name or in the name of its nominee or cause Collateral to be transferred to its name or to the name of a depositary or its nominee;

        (f) obtain from any custodian or bailee holding the Collateral any and all information with respect to the Collateral, without any further consent of or notice to Company; and

        (g) exercise as to the Collateral all the rights, powers and remedies of an owner necessary to exercise its rights under this Section, but prior to an Event of Default, the Bank shall not vote any securities constituting Collateral except as instructed by the Company.

        The Bank agrees that, if an Event of Default has not occurred and is continuing, it shall (unless requested to do so by the Company or in connection with delivery or payment of all or part of the Collateral to the Company) notify the Company of its decision to transfer all or part of the Collateral out of any of the accounts in which Collateral is held.

8.06 THE BANK APPOINTED ATTORNEY-IN-FACT. The Company hereby irrevocably appoints the Bank and any of the Bank's officers, employees or agents designated by the Bank as the Company's true and lawful attorney-in-fact with full authority in the place and stead of the Company and in the name of the Company or the Bank or otherwise, from time to time in the Bank's discretion to take any action and to execute any instrument that the Bank may reasonably deem necessary or advisable to exercise its rights under and in accordance with this Agreement and the other Loan Documents, including without limitation:

        (a) to make any deposit or withdrawal or order any transfer of funds to or from any Pledged Deposit;

        (b) to sign the name of the Company on any pledge instructions in the case of Collateral held by a designee of the Bank, notices, UCC financing or continuation statements which must be executed and sent or executed and filed to perfect or continue perfected, maintain the priority of or provide notice of the Bank's security interest in the Collateral or on UCC termination statements, and file any such financing or continuation statements by electronic means with or without a signature as authorized or required by applicable law or filing procedures;

        (c) to execute any and all notices, endorsements, assignments, documents or other instruments of conveyance or transfer with respect to all or any of the Collateral;

        (d) to endorse any checks, drafts, money orders and other instruments relating to all or any of the Collateral;

        (e) to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Collateral; and

        (f) to file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, which the Bank may reasonably deem necessary or desirable to exercise its rights under and in accordance with this Agreement or any other Loan Document, including without limitation:

                (1) to receive, endorse and collect all instruments made payable to the Company representing any interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same;

                (2) to perfect or continue perfected, maintain the priority of or provide notice of the Bank's security interest in the Collateral; or

                (3) to maintain, protect, sell, assign, convey or otherwise transfer title in or dispose of the Collateral.

The foregoing power of attorney is coupled with an interest and irrevocable so long as any Obligation remains indefeasibly unpaid and not performed in full. The Company hereby ratifies all that the Bank shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section.

The Bank agrees that, if an Event of Default has not occurred and is continuing, it shall (unless any other provision of this Agreement does not require such notice) notify the Company of its intention to exercise the power of attorney as specified in clauses (b), (e), and (f) of this Section if such exercise is, in the sole discretion of the Bank, appropriate.

8.07    WAIVERS BY THE COMPANY.

        (a)     The Bank shall be under no duty or obligation whatsoever:

                (1) to make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by the Bank as Collateral, or in connection with any obligation or evidences of indebtedness which constitute in whole or in part the Obligations, or

                (2) except as may be specifically provided in the agreement with the Bank establishing the account number 781-992317 or in the agreement establishing any other account with the Bank in which the Collateral (or any part thereof) is held, to give the Company notice of, or to exercise, any subscription rights or privileges, any rights or privileges to exchange, convert or redeem or any other rights or privileges relating to or affecting any Collateral.

        (b)     The Company waives any right to require the Bank:

                (1)     to proceed against any Person;

                (2)     to proceed against or exhaust any Collateral; or

                (3)     to pursue any other remedy in the Bank's power.

        (c) The Company waives any defense arising by reason of any disability or other defense of the Company or any other Person, or by reason of the cessation from any cause whatsoever of the liability of the Company or any other Person. The Company waives any right to enforce any remedy which the Bank now has or may hereafter have against any other Person and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by the Bank.

8.08    NO RESPONSIBILITY FOR CERTAIN ACTIONS.

        (a) The powers conferred on the Bank by this and the other Loan Documents are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the custody, safekeeping, and physical preservation of any Collateral in its possession (if the Collateral is evidenced by certificates or other physical writing) and the accounting for moneys actually received by it hereunder, the Bank shall have no duty as to any Collateral, it being understood that the Bank shall have no responsibility for:

                (1) ascertaining or taking action with respect to calls, conversions, exchanges, tenders or other matters relating to any item of Collateral, whether or not the Bank has or is deemed to have knowledge of such matters;

                (2) taking any necessary steps to preserve rights against any Persons with respect to any item of Collateral; or

                (3) initiating any action to protect the Collateral against the possibility of a decline in market value.

        (b) The Bank shall have no duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession (if the Collateral is evidenced by certificates or other physical writing) other than as set forth in Section 9207 of the UCC.

8.09 CUSTODY OF COLLATERAL. The Bank may, in its discretion, hold some or all of the Collateral in an account with a custody unit of the Bank. The Company shall reimburse the Bank for the usual custody charges and expenses of the Bank's custody unit. The Bank may, in its sole discretion, retain the Collateral in physical form or with a depository. The Bank shall not be required to segregate the Collateral from other securities owned by third parties. The Company agrees to be bound by the rules, procedures, practices, liens and assessments of each depository used by the Bank. The Bank shall not be liable for any loss to the Collateral resulting from acts of God, war, civil commotion, fire, earthquake, or other disaster beyond the reasonable control of the Bank, or for any other loss or damage to the Collateral unless shown to have arisen from the Bank's intentional misconduct or lack of reasonable care.

8.10 CONFLICT OF INTEREST. In some cases, some or all of the Collateral may be held by the Bank pursuant to another agreement, other than this Agreement, between the Bank and the Company (the "ACCOUNT AGREEMENT"). The Company acknowledges that a conflict may arise between the Bank's obligations under the Account Agreement, including any obligations to direct the Company's investments or to provide investment advice, and the Bank's rights under this Agreement. In such event, the Company expressly agrees that the Bank's rights under this Agreement shall take precedence over the Bank's obligations under the Account Agreement insofar as they relate to the Collateral. The Company agrees that all provisions of the Account Agreement that directly or indirectly prohibit any extension of credit or the grant of a security interest in the Collateral are hereby amended to the extent necessary to permit this Agreement to be fully effective according to its terms. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and the terms and provisions of the Account Agreement insofar as they relate to the Collateral, the terms and provisions of this Agreement shall control.

8.11 RETURN OF COLLATERAL. The Bank may at any time deliver all or part of the Collateral to the Company and the receipt of the Company shall be a complete and full acquittance for the

Collateral so delivered, and the Bank shall thereafter be discharged from any liability or responsibility therefor.

8.12 TRANSFER OF COLLATERAL. Upon the transfer of all or any part of the Obligations, the Bank may transfer all or any part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of the Bank hereunder with respect to such Collateral so transferred; but with respect to any Collateral not so transferred the Bank shall retain all rights and powers hereby given.

8.13 CONTINUING AGREEMENT. This is a continuing security agreement and all the rights, powers and remedies hereunder shall apply to all past, present and future Obligations of Company to the Bank, including that arising under successive transactions which shall either continue the Obligations, increase or decrease it, or from time to time create new Obligations after all or any prior Obligations has been satisfied, and notwithstanding the incapacity, cessation of business, dissolution or Insolvency Proceeding of the Company or any other event or proceeding affecting the Company.

8.14 CONTINUING SECURITY INTERESTS. The security interests created by this Agreement and the other Loan Documents are continuing security interests and:

        (a) shall remain in full force and effect until payment in full of all the Obligations;

        (b)     shall be binding upon the Company, its successors and assigns;

        (c) may be exercised by the Bank irrespective of the fact that the Obligations or any part thereof or any Loan Document may have become barred by any statute of limitations or that the personal liability of the Company may have ceased; and

        (d) shall inure, together with the rights and remedies of the Bank, to the benefit of the Bank, its successors, transferees, and assigns.

                                     ARTICLE IX
                                 EVENTS OF DEFAULT

9.01 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT" under this Agreement:

        (a) FAILURE TO PAY. The Company fails to pay when due any amount of principal, or the Company fails to pay within three Business Days after the date when due any interest, fee or any other sum due under this Agreement or any other Loan Document in accordance with the terms hereof or thereof.

        (b) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty herein or in any other Loan Document proves to have been false or misleading in any material respect when made.

        (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in Sections 6.08 and 6.09 and Article VII.

        (d) OTHER DEFAULTS. The Company fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which the chief executive or chief financial officer of the Company knew or should have known of such failure and the term or covenant involved is a material term or covenant or (ii) the date upon which written notice thereof is given to the Company by the Bank, whether or not the term or covenant involved is a material term or covenant.

        (e) JUDGMENTS. (i) One or more non-interlocutory judgments or arbitration awards are entered against the Company or any of its Subsidiaries and the same shall remain unsatisfied, unvacated and unstayed for a period of 30 days after the entry thereof, or (ii) the Company or any of its Subsidiaries enters into any settlement agreement with respect to any litigation or arbitration, and the aggregate amount of such judgments, arbitration awards and settlements which are not covered by third-party insurance exceeds $2,000,000.

        (f) FAILURE TO PAY DEBTS; VOLUNTARY BANKRUPTCY. The Company or any of its Subsidiaries (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing.

        (g) INVOLUNTARY BANKRUPTCY. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

        (h) DEFAULT OF OTHER FINANCIAL OBLIGATIONS. Any default occurs under any other agreement or agreements involving the borrowing of money or the extension of credit having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of (a) $1,000,000 or more for any one such agreement, or (b) a total amount of $5,000,000 for all such agreements (regardless of the amount involved in any one such agreement), to which the Company or any Subsidiary may be a party as borrower, guarantor, or installment purchaser, if such default consists of the failure to pay any obligation or obligations when due and such failure continues after the applicable grace or notice period, if any, specified in the relevant document or documents or if such default gives to the holder of the obligation or obligations concerned the right to accelerate the obligation or obligations.

        (i) DEFAULT OF OTHER BANK OBLIGATIONS. Any default occurs under any other material obligation of the Company or any Subsidiary to the Bank or to any Affiliate of the Bank and such default continues after the applicable grace or notice period.

        (j)     MATERIAL ADVERSE EFFECT.  There occurs a Material Adverse
Effect.

        (k) CHANGE OF CONTROL. (i) any Person or two or more Persons acting in concert shall acquire beneficial ownership, directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Company shall cease for any reason to constitute a majority of the Board of Directors of the Company unless the persons replacing such individuals were nominated by the Board of Directors of the Company; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors.

        (l)     COLLATERAL.

                (1) Any voluntary or involuntary Lien of any kind or character attaches to the Collateral or any part of the Collateral other than the security interest granted to the Bank under this Agreement and the other Loan Documents and such Lien remains undischarged or is not released within 10 days after its attachment.

                (2) The Company fails to deliver additional Collateral when required to pursuant to Section 6.09.

                (3) Any deterioration or impairment of the Collateral or any part thereof or any decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral in the good faith judgment of the Bank to become unsatisfactory as to character or value.

                (4) (A) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against the Company or the Company shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                        (B) Any Loan Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a first priority fully perfected security interest.

9.02    REMEDIES.  If any Event of Default occurs,

        (a) Any indebtedness of the Company under any of the Loan Documents, any term thereof to the contrary notwithstanding, shall at the Bank's option (but automatically upon the occurrence of an Event of Default described in subsection 9.01(f)(iii) or subsection 9.01(g)) and without notice become immediately due and payable without presentment, demand, protest, or notice of dishonor, or any other notice, all of which are hereby expressly waived by the Company to the full extent permitted by law, and the Bank may declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any then-outstanding Letters of Credit, (whether or not any beneficiary shall have presented, or be entitled at such time to present, the drafts or other documents required to draw under such letters of credit) to be immediately due and payable.

        (b) The obligation, if any, of the Bank to Issue Letters of Credit or to make further extensions of credit hereunder shall immediately cease and terminate.

        (c) The Bank shall have all rights, powers, and remedies available under each of the Loan Documents, or accorded by law, including the right to resort to any or all security for any credit accommodation described herein, and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law.

        (d) The Bank may exercise in respect of the Collateral, in addition to other rights and remedies provided for in this Agreement or other Loan Documents, (1) all the rights and remedies of a secured party under the UCC and any other applicable law or regulation (including without limitation 31 C.F.R. Sections 306.115 through 306.122) and/or (2) all the rights, powers, and remedies of an owner with respect to the Collateral.

        (e) The Bank may enforce the security interest in the Collateral pursuant to the UCC and any other applicable law including but not limited to the sale of all or any part of the Collateral at public or private sale, without demand, advertisement, or notice, in such manner and order as the Bank may elect (including the right to vote any securities constituting Collateral).

                (1) The Bank may purchase the Collateral for its own account at any such sale.

                (2) The Company acknowledges and agrees that any sale or disposition of the Collateral may result in the liquidation of items constituting all or a portion of the Collateral, whether or not such items have matured and notwithstanding the fact that such liquidation may give rise to penalties or other breakage costs as a result of an early withdrawal of funds or the like.

                (3) The Company acknowledges that sale of all or part of the Collateral may result in a loss to the Company and that, in such event, the Bank shall have no liability or responsibility to the Company for such loss.

                (4) Without limiting the generality of the foregoing, the Company also agrees that any of the Collateral may be sold for cash or other value in any number of lots at the same or different times, at any exchange, brokers' board or elsewhere, by public or private sale, and at such times and on such terms as the Bank shall determine; PROVIDED, HOWEVER, that the Company shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Bank.

                (5) The Company hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Company set forth in this Agreement, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent 10 days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, PROVIDED that the Bank may provide the Company shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

                (6) The Company recognizes that the Bank may be unable to make a public sale of any or all of the Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

                (7) At any sale or sales of the Collateral, the Bank or any Person acting on behalf of the Bank or its assigns may bid for and purchase the whole or any part of the Collateral so sold and upon compliance with the terms of such sale may hold and dispose of such Collateral without further accountability to the Company, except for the proceeds of such sale or sales.

                (8) The Company acknowledges and agrees that it shall be liable for any deficiency should the net proceeds from the sale of the Collateral be insufficient to pay the full amount of the Obligations.

                (9) The Company waives any claims against the Bank arising solely by reason of the fact that the price at which any Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale.

                (10) The Bank may enforce the security interest of the Bank in any Pledged Deposit by applying all or part of such deposit account to the Obligations.

9.03 APPLICATION OF CASH COLLATERAL; CASH PROCEEDS. Any cash held by the Bank as Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the remainder of the Collateral shall be applied by the Bank as follows:

        FIRST, to the payment of the costs and expenses of such sale, including all expenses (including, without limitation, Attorney Costs), liabilities and advances made or incurred by the Bank in connection therewith;

        NEXT, to the Bank in respect of all costs, expenses and fees (including, without limitation, Attorney Costs) due the Bank under this Agreement or any of the other Loan Documents;

        NEXT, to the Bank to be applied to prepayment of the Obligations or to be held as cash collateral for the Obligations until the Obligations have been paid in full; and

        FINALLY, after payment in full in cash of all of the Obligations, to the Person or Persons entitled thereto.

9.04 RIGHTS AND POWERS ARE CUMULATIVE. All rights, powers, and remedies of the Bank may be exercised at any time by the Bank and from time to time after the occurrence of an Event of Default. All rights, powers, and remedies of the Bank in connection with each of the Loan Documents are cumulative and not exclusive and shall be in addition to any other rights, powers, or remedies provided by law or equity.

                                     ARTICLE X
                                   MISCELLANEOUS

10.01 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company shall not assign this Agreement or any other Loan Document or any of the rights, duties or obligations of the Company hereunder without the prior written consent of the Bank.

10.02 CONSENTS AND WAIVERS. No failure to exercise and no delay in exercising, on the part of the Bank any right, remedy, power, or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. No consent or waiver under this Agreement shall be effective unless in writing. No waiver of any breach or default shall be deemed a waiver of any breach or default thereafter occurring.

10.03 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California.

10.04 COSTS AND ATTORNEY COSTS. The Company shall, whether or not the transactions contemplated hereby shall be consummated, pay or reimburse the Bank on demand for all reasonable costs and expenses incurred by the Bank in connection with the development, preparation, delivery, administration, and execution of, and any amendment, supplement, waiver or modification to, this Agreement and any other Loan Document and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs and disbursements, incurred by the Bank with respect thereto; and in connection with the enforcement, attempted enforcement or preservation of any rights or remedies hereunder or under any Loan Document, including any "workout" or restructuring under this Agreement, including Attorney Costs. The agreements and obligations of the Company under this Section shall survive the expiration or termination of the commitment to extend credit hereunder and the payment of all other obligations of the Company.

10.05 AMENDMENT. This Agreement may be amended or modified only in writing, signed by the Company and the Bank.

10.06 CONFIDENTIALITY. The Bank agrees to take normal and reasonable precautions and to exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any of its Subsidiaries under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information

(i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; PROVIDED, HOWEVER, that the Bank may disclose such information (A) at the request or pursuant to any requirement of any governmental authority to which the Bank is subject or in connection with an examination of the Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law;
(D) to the extent reasonably required in connection with any litigation or proceeding to which the Bank may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Bank's independent auditors and other professional advisors; (G) to any participant or assignee, actual or potential, provided that such person agrees in writing to keep such information confidential to the same extent required of the Bank hereunder; (H) as to the Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with the Bank or such Affiliate; and (I) to its Affiliates which have a need to know such information in connection with the evaluation or administration of this Agreement or any other Loan Document and which shall keep such information confidential to the same extent required of the Bank hereunder.

10.07 GENERAL INDEMNIFICATION. The Company shall pay and indemnify each Bank-Related Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses, or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation, or proceeding related to this Agreement, any violation of any environmental law by the Company or its Subsidiaries, any use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence (whether actual or alleged) of a hazardous substance on, under or about the property or operations of or property leased to the Company or any of its Subsidiaries, any transportation from or other off-site management of any hazardous substance generated or used by the Company or any of its Subsidiaries, or the loans and other extensions of credit hereunder or the use of the proceeds thereof, whether or not any Bank-Related Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Company shall have no obligation hereunder to any Bank-Related Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Bank-Related Person. The agreements and obligations of the Company under this Section shall survive the expiration or termination of the commitment to extend credit hereunder and the payment of all other obligations of the Company hereunder.

10.08   ARBITRATION; REFERENCE PROCEEDING.

        (a) Any controversy or claim between or among the parties arising out of or relating to this Agreement or any other Loan Document or other agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial

Rules of the American Arbitration Association ("AAA"). The arbitration shall be conducted within the following California county or counties: San Francisco. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

        (b) Notwithstanding the provisions of subsection (a) of this Section, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Bank which is secured by real property collateral located in California. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subsection (c) of this Section.

        (c) A controversy or claim which is not submitted to arbitration as provided and limited in subsections (a) and (b) of this Section shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Sections 638 ET SEQ. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

        (d) No provision of this paragraph shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

10.09   NOTICES.

        (a) All notices, requests and other communications provided for hereunder shall be in writing and mailed or delivered to a party at its address specified on the signature pages hereof, or to such other address as shall be designated by such party in a written notice to the other parties.

        (b) All such notices and communications shall, when transmitted by overnight delivery, be effective when delivered for overnight delivery, or if personally delivered, upon such personal delivery, except that notices pursuant to Article II and Sections 8.03(b), or 8.03(c), or 8.03(f) shall not be effective until actually received by the Bank at the address specified for notices in the signature pages to this Agreement.

        (c) The Company acknowledges and agrees that any agreement of the Bank to receive notices by telephone or facsimile transmission is solely for the convenience and at the request of the Company. Telephone requests may be made by any individual identified in writing to the Bank on a form acceptable to the Bank as being authorized to make such requests. The Bank shall be entitled to rely upon any written (including by facsimile transmission) or telephone request from persons it reasonably believes to be authorized by the Company to make such requests without making independent inquiry. The Company assumes the full risk of, and the Bank shall not be responsible for, any delays or errors in transmission, and the obligation of the Company to repay the extensions of credit hereunder shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

10.10 HEADINGS; INTERPRETATION. Article, section, and section headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Article, subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

10.11 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

10.12 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

10.13 EFFECT OF AMENDMENT AND RESTATEMENT. This Agreement is intended to completely amend and restate the Existing Agreement, without novation. The Company hereby acknowledges and agrees that the Company's obligations to reimburse the Bank with respect to drawings under the Existing Letters of Credit is not subject to any defense, counterclaim, set-off, right of recoupment, abatement, or other claim and the Existing Letters of Credit shall continue and constitute Letters of Credit under and subject to the terms and provisions of this Agreement.

10.14 WAIVER OF JURY TRIAL. THE COMPANY AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE

BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY BANK-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.




                  The rest of the page is deliberately left blank.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                DIGITAL MICROWAVE CORPORATION

                By: /s/ CARL A. THOMSEN
                    --------------------------------------
                Name:  Carl A. Thomsen
                Title:  Vice President, Chief Financial
                        Officer and Secretary

                Address where notices to
                Company are to be sent:

                Digital Microwave Corporation
                170 Rose Orchard Way
                San Jose, CA  95134
                        Attention:  Carol A. Goudey, Treasurer
                        Phone:  408/944-1830
                        Facsimile:  408/944-1880


                BANK OF AMERICA NATIONAL TRUST
                AND SAVINGS ASSOCIATION

                By:  /s/ MICHAEL J. MCCUTCHIN
                    --------------------------------------
                Name:  Michael J. McCutchin
                Title:  Managing Director


                Address where notices to Bank are to be sent:
                CD-HI Tech - NT&SA #3697
                Bank of America National Trust and Savings Association 555 California Street - 41st floor
                San Francisco, CA  94104
                        Attention:  Michael McCutchin
                        Phone:  415/622-4589
                        Facsimile:  415/622-2514

                Bank's Payment Office

                -------------------------------------------

                                   Signature Page
                                        for
                           Amended and Restated Agreement
                                  October 30, 1998
                                      between
                           Digital Microwave Corporation
                                        and
               Bank of America National Trust and Savings Association

                                     Exhibit A


                          DIGITAL MICROWAVE CORPORATION
                SUMMARY OF OUTSTANDING STANDBY LETTERS OF CREDIT
                                 AS OF 10/30/98

STANDBY
  L/C                                            CURRENCY         EXPIRY
NUMBER         BENEFICIARY        COUNTRY         AMOUNT           DATE
--------------------------------------------------------------------------------
3009119    CYPRUS POPULAR BANK    CYPRUS         EUROPEAN         4/6/99
                                              CURRENCY UNIT
                                                  33,260

3010390    ROMGAZ, R.A.           ROMANIA      U.S. DOLLARS      11/15/98
                                                 1,100,000

3010636    BANCA ROMANA DE        ROMANIA      U.S. DOLLARS       1/30/99
           COMERT EXTERIOR                        500,000

3011666    CYPRUS POPULAR BANK    CYPRUS         EUROPEAN         9/21/99
                                              CURRENCY UNIT
                                                  34,000

3012177    BANK OF AMERICA, New   INDIA        U.S. DOLLARS
           Delhi                                  12,970         10/19/99

